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      [Enterra Logo]                               [Zapata Logo]




NEWS RELEASE

For more information contact:

STEVE GRANT                                      LAMAR MCINTYRE
(713) 462-7300                                   (713) 940-6100

ENTERRA CORPORATION                              ZAPATA CORPORATION
13100 NORTHWEST FREEWAY                          1717 ST. JAMES PLACE
SUITE 600                                        SUITE 550
HOUSTON, TEXAS 77040                             HOUSTON, TEXAS 77056

JOINT PRESS RELEASE FOR IMMEDIATE DISTRIBUTION


                ENTERRA AND ZAPATA SIGN DEFINITIVE AGREEMENT


Houston, Texas, September 21, 1995 - Enterra Corporation (EN/NYSE) and Zapata Corporation (ZOS/NYSE) today announced that they have executed a definitive agreement whereby Enterra will purchase from Zapata the assets of its Energy Industries compression division for $130 million in cash and the assumption of certain current liabilities of an operating nature. The parties also resolved a previously reported dispute over the terms of the acquisition. The transaction is subject to federal antitrust review, the approval of Zapata's shareholders and other customary closing conditions. Both parties anticipate closing within sixty days.

Enterra Corporation is a worldwide provider of specialized services and products to the oil and gas exploration, production and transmission industries. Zapata is currently transforming itself from the energy business into food related businesses.





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